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                                                                    EXHIBIT 10.2

[GRAPHIC OMITTED]
Automatic Data Processing
One ADP Boulevard
Roseland, New Jersey 07068-1728
973 994-5000
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                                                September 14, 1998


Gary C. Butler
195 Mt. Harmony Road
Bernardsville, New Jersey 07924

Dear Gary:

         Congratulations again on becoming President and Chief Operating Officer of Automatic Data Processing, Inc. ("ADP"). The Board of Directors and I are more than pleased with your appointment and look to the future with confidence and enthusiasm. This letter outlines our understandings concerning the impact of a "Change in Control" on your new positions:

         1. Change of Control: If a Change in Control occurs and if your employment is terminated (other than for cause) or you resign for "Good Reason" within two years after such Change in Control event, you will receive a termination payment equal to 200% of the "Current Total Annual Compensation". This termination payment will be reduced to either 150% or 100% f your Current Total Annual Compensation if such termination or resignation occurs during the third year, or more than three years, after such Change in Control event, whichever is applicable. In addition, all of your ADP stock options will become fully vested, and all of your ADP restricted stock having restrictions lapsing within three years after the date of such termination resignation shall have such restrictions automatically removed. ADP will also pay you a tax equalization payment in an amount which when added to the other amounts payable to you under Paragraph 4(c) will place you in the same after-tax position as if the excise tax penalty of Section 4999 of the Internal Revenue Code of 1986 or any successor statute of similar import did not apply.

         2. Definitions: For purposes of this Agreement, the following definitions shall apply:

                      (a) "Change in Control" shall mean: (i) the acquisition by any person, entity or "group", of beneficial ownership of 25% or more of ADP's outstanding common stock; or (ii) approval by ADP's stockholders of a reorganization, merger or consolidation, with respect to which persons who were the stockholders of ADP immediately prior to such reorganization, merger or

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                             consolidation do not, immediately thereafter, own
                             more than 50% of the combined voting power of the reorganized, merged or consolidated company's then outstanding voting securities.

                      (b) "Good Reason" shall mean: (i) any action which results in a diminution in any respect in your current position, authority, duties or responsibilities as ADP's President and Chief Operating Officer; or (ii) a reduction in the overall level of your compensation or benefits.

                      (c) "Current Total Annual Compensation" shall be the total of the following amounts: (i) the greater of your current annual salary for the calendar year in which your employment terminates or for the calendar year immediately prior to the year of such termination; and (ii) the average of your annual bonus compensation (prior to any bonus deferral election), for the two most recent calendar years immediately preceding the year in which your employment terminates.

         3. Term: The term of this agreement shall be for the length of your full-time employment at ADP.

         If the foregoing correctly sets forth our understandings, please sign this letter agreement where indicated whereupon it will become a binding agreement between us.

                                    Very truly yours,

                                    AUTOMATIC DATA PROCESSING, INC.


                                    By:    /s/  Arthur F. Weinbach
                                       -----------------------------------------
                                           Arthur F. Weinbach
                                           Chairman and Chief Executive Officer


ACCEPTED AND AGREED:


/s/ Gary C. Butler
-----------------------------------
Gary C. Butler

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